Exhibit 10.1(a)

FIRST AMENDMENT

To That

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

Of

ROBERT R. BINNS

This First Amendment (the “First Amendment”) to that certain Amended and Restated Employment Agreement effective as of January 1, 2009 by and between Global Aviation Holdings Inc. (formerly Global Aero Logistics Inc.), a Delaware corporation (the “Company”), and Robert R. Binns (the “Executive”), is made and entered into as of this 16th day of September 2010 (Global and Executive hereinafter collectively the “Parties”).

WHEREAS, Executive and Company entered into that certain Amended and Restated Employment Agreement effective as of January 1, 2009 (the “Agreement”) which sets forth the terms and conditions for Executive’s continued employment; and

WHEREAS, the Parties hereto desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Article 5.1, “Annual Base Salary,” is hereby amended, effective as of November 1, 2010, to increase the Executive’s Base Salary from $525,000 to $570,000.

2.             Article 6.3, “Payments Upon Termination Without Cause or for Good Reason,” subparagraph “(a)” is hereby deleted in its entirety and replaced with:

(a)           Executive shall be paid severance compensation in a lump sum equal to eighteen (18) months (or thirty six (36) months for Termination Without Cause within ninety (90) days following a Change in Control), of: (i) Executive’s Base Salary and (ii) Executive’s target Annual Bonus in effect at the time of termination, subject to reduction, if necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.  Any portion of the Annual Bonus that is earned and already paid in the calendar year of Executive’s termination, will be deducted from this severance compensation.  The severance compensation will be paid to Executive in a lump sum within thirty (30) days following the Executive’s Separation from Service on or after the Executive’s Date of Termination;

3.             Continuing Effect.  Except as otherwise amended hereby, all terms and conditions set forth in the Agreement shall remain in full force and effect and are incorporated by reference herein.  Capitalized terms used but not defined herein shall have the same meaning as in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment effective as of the month, day and year set forth above.

GLOBAL AVIATION HOLDINGS INC.		EXECUTIVE

By:	/s/ Mark M. McMillin	/s/ Robert R. Binns
	Mark M. McMillin	Robert R. Binns